Powerbridge Technologies Co., Ltd.

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

Certificate Number

Shares

PAR VALUE $0.00166667
COMMON STOCK

THIS CERTIFIES THAT

CUSIP NO.: **G72007100**

*** SPECIMEN ***

Is The Owner Of

FULLY PAID AND NON-ASSESSSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.00166667 EACH OF

POWERBRIDGE TECHNOLOGIES CO., LTD.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.


POWERBRIDGE TECHNOLOGIES CO., LTD.
Corporate
Seal
CAYMAN ISLANDS

STEWART LOR
CEO

DATED:

Countersigned and Registered:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303 - 662 - 1112